UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2006

ICONIX BRAND GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-10593	11-2481093
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

1450 Broadway, New York, NY	10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 730-0030

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Definitive Material Agreement

On December 7, 2006, Iconix Brand Group, Inc. (the "Company"), together with certain selling stockholders, entered into a Purchase Agreement (the "Purchase Agreement") with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Lehman Brothers Inc., for themselves and acting as representatives of the underwriters identified on Schedule A thereto (collectively, the "Underwriters"). Subject to the terms and conditions of the Purchase Agreement, (i) the Company agreed to sell to the Underwriters 9,375,000 shares of the Company's common stock, par value $.001 per share ("Common Stock"), (ii) the selling stockholders identified on Schedule B of the Purchase Agreement agreed to sell to the Underwriters 2,690,000 shares of Common Stock and (iii) the Underwriters were granted a 30 day over-allotment option to purchase up to an additional 1,409,750 shares of Common Stock from the Company and up to an additional 400,000 shares of Common Stock from two of the selling stockholders. The over-allotment option was exercised in full. The shares of Common Stock were sold to the Underwriters by the Company and the selling stockholders at a price of $17.6719 per share. The shares of Common Stock were sold by the Underwriters to the public at a price of $18.75 per share and were delivered on December 13, 2006 in connection with the closing of the transactions contemplated by the Purchase Agreement. The Company did not receive any of the proceeds from the shares sold by the selling stockholders.

The Purchase Agreement contains customary representations, warranties, conditions to closing, indemnification and obligations of the parties. The Company has also agreed to indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the Underwriters may be required to make in respect of those liabilities. The Company also agreed, with certain exceptions, not to sell or transfer shares of common stock or file a registration statement prior to March 8, 2007 without the consent of the representatives of the Underwriters.

The summary of the foregoing transaction is qualified in its entirety by reference to the text of the Purchase Agreement, which is attached as Exhibit 1.1 hereto and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits.

Exhibit 1.1 Purchase Agreement, dated December 7, 2006, by and among Iconix Brand Group, Inc., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Lehman Brothers Inc. and the other parties on the signature page thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ICONIX BRAND GROUP, INC.
(Registrant)

By       /s/ Neil Cole
Neil Cole
Chief Executive Officer

Date: December 13, 2006

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

1.1
Purchase Amendment dated December 7, 2006 by and among Iconix Brand Group, Inc., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Lehman Brothers Inc. and the other parties on the signature page thereto.